Exhibit 99.B(p)(10)

CODE OF CONDUCT

FEBRUARY 2016	Fidelity Internal Information

CODE OF CONDUCT

FIL Limited Code of Conduct

Message from Brian Conroy and Cyrus Jilla

Our Code of Conduct and Ethics related policies advocate a culture in which we are always seen as putting our clients and stakeholders first. Your individual actions can both promote or damage our global reputation and the trust our clients and stakeholders have in us. Absolute Integrity is a core value for our company. You must be accessible, honest, transparent, collaborative, trustworthy and loyal to our clients, stakeholders and your colleagues.

You must familiarise yourself with these documents, use them to support your professional actions, and ensure that you hold yourself to the high ethical standards that we require from all members of staff. We urge each of you to speak up if you see lapses in integrity, behavior or any instances where it appears that we are not acting in the best interests of our clients and stakeholders.

For over 45 years we have pledged to do the right thing for our clients. The Code of Conduct and Ethics related policies capture this commitment and we expect that you respect and incorporate them in your daily decision making.

/s/ Brian Conroy	/s/ Cyrus Jilla

Brian Conroy,	Cyrus Jilla,
President, Financial Services	President, Eight Roads

www.coe.fi

The Code

This Code of Conduct is a statement of our commitment to integrity and high ethical standards in all that we do at FIL. It provides the framework and defines the minimum standards of conduct that we expect from all of our employees. Failing to meet these standards could expose FIL to serious reputational or other damage.

While the Code of Conduct is not meant to address every legal or ethical question that arises in the workplace, many of the principles described in the Code are explained further in other FIL policies and procedures, which are available as links throughout the electronic version of this document. You are responsible for reading, knowing and following the Code of Conduct and any group, regional or country policies and procedures that apply to you.

FIL’s Commitment to Ethical Behaviour

FIL is committed to putting the interests of its clients and investors first and repaying the trust they place in us every day. That essential commitment gives rise to a number of values which guide FIL and the behaviour of all FIL employees.

These values are to be observed not only in letter but also more broadly in the spirit in which they were designed. Failure to adhere to these will result in action being taken as outlined in the “Consequences of Violating This Code” section of this document.

You should not do something or fail to do something that has the effect of placing your personal interests above those of our clients, investors and FIL.

This would include suppressing a client complaint if you are the subject of it, trading personally ahead of the funds when in possession of relevant information or providing false, incomplete or misleading information to clients to avoid personal embarrassment.

You should not use client, investor or FIL assets for personal benefit.

This would include directing client commission payments for personal profit, investing client funds in return for personal advantage or any other form of misappropriation of client money or other assets. To avoid conflicts or the perception of conflicts you should always disclose any FIL activity involving external parties with whom you have a separate relationship.

You should not use FIL’s name, facilities or resources for any purpose other than those for which they were designed.

This would include paying inflated amounts for goods or services to gain direct or indirect personal advantage, awarding research votes on other than an objective basis, or using FIL’s name to gain privileged access to or discounts on services that are not available to all qualifying employees.

Consequences of Violating This Code

It is your responsibility to be aware of and understand the provisions of this Code as well as other applicable FIL policies, including those mentioned in this Code. If you violate the Code of Conduct or any other FIL policy or procedure, you might be subject to the full range of disciplinary sanctions, including potential termination of your employment.

Code of Conduct Acknowledgement

You are required to acknowledge that you have read, understand and are in compliance with the Code of Conduct and its underlying policies and that you agree that, as a condition of your employment, you will abide by the Code and any related policies. It is important to note that failure to acknowledge this Code will not affect the applicability of the Code or any of its provisions to you.

The Workplace

Harassment

FIL believes that a significant part of its success is based upon maintaining and developing an environment where its employees can work in a professional and productive atmosphere. Accordingly, employee behaviour or conduct which involves the harassment of any fellow employee is unacceptable and will not be tolerated. Harassment consists of unwelcome and offensive conduct whether oral, written, physical or visual. Please consult your local Employee Handbook or contact your local HR representative for further information.

Equal Employment Opportunity

FIL is an equal opportunities employer and is committed to a policy of treating all its employees and job applicants equally. FIL will recruit, train and promote employees or job applicants in all areas without discriminating on grounds of their racial/ethnic origin, sex, pregnancy, marital or family status (including civil partnership), gender reassignment, sexual orientation, religion or belief, age or disability. Please consult your local Employee Handbook or contact your local HR representative for further information.

Conflict of Interest

In order to maintain our reputation for integrity, we must identify and manage or avoid potential conflicts of interest. The FIL Group Conflicts of Interest Policy outlines the high level guiding principles and responsibilities of employees in the identification and management of conflicts. You are required to follow this policy as well as any related policies specific to your country or region.

Potential Corporate Conflicts — FIL owes a fiduciary duty to its clients to disclose and manage any scenario where FIL’s own interests may conflict with its duty to its clients or where its duty to one client conflicts with its duty to another client. You must report any such conflicts to your local Compliance department and also inform them of any changes to those conflicts so that they may be recorded in accordance with the FIL Group Conflicts of Interest Policy. To prevent the risk of damage to clients’ interests, procedures must be put in place to mitigate and manage such conflicts. If this is not possible, the activity must not be undertaken or the conflict or potential conflict must be disclosed to the client.

Potential Personal Conflicts — You are required to draw to the attention of your manager and your local Ethics Office any conflicts or potential conflicts that are caused by your own situation (“personal conflicts and which are not otherwise subject to the reporting requirements of the FIL Group Personal Trading and Price Sensitive Information Policy or the FIL Group Gifts and Entertainment Policy. Examples of personal conflicts that might require such disclosure are: employment by another person or entity (see Outside Activities section for further information); using FIL’s time or resources for personal benefit; or having a relationship with a third party that does or is trying to do business with FIL.

Gifts and Entertainment

Gifts and entertainment can foster goodwill in business relationships; however, concerns and potential conflicts arise when they may compromise, or appear to compromise, the propriety of our business relationships or create an actual or perceived conflict of interest.

Therefore, gifts and entertainment must not be:

•                solicited or preconditioned on, or related to an improper advantage;

•                inappropriate (e.g. adult themes or visits to casinos);

•                so unique, unusual, frequent or lavish as to raise questions of impropriety;

•                given in a manner that may appear secretive or illicit;

•                paid for with your personal monies or those of a third-party if FIL paying for the same will result in a violation of policy;

•                prohibited under applicable local and internal rules and regulations on inducements, conflict of interest, bribery and corruption.

Gifts may not be given to or received from a business partner that exceed the monetary limit defined for your country in the FIL Group Gifts and Entertainment Policy. Cash or gifts readily converted to cash, or equivalent, are also prohibited.

Legitimate business entertainment should provide an opportunity for substantial interaction and enhance FIL’s overall relationship with its business partners. As such, when receiving entertainment from a business partner, the host must be present or else it is deemed a gift and subject to the gift value limitations. Additionally, all business entertainment (other than routine business meals) requires pre-approval from a member of the Global Operating Committee or Designated Approver.

Giving gifts to or entertaining Government Employees are subject to more restrictive rules and may, in many cases, be prohibited. See the FIL Group Gifts and Entertainment Policy for more information.

Outside Activities

We do not believe that you should participate in activities outside of your employment that conflict or may be deemed to conflict with your responsibilities at FIL. We also discourage outside activities that may affect your normal work at FIL. Before engaging in any such outside activity, you are therefore required to obtain approval from your line manager and your local Ethics Office via the online Ethics system. In some countries, additional approvals may be required. Please contact your local Compliance office for further information.

Employee Trading

Your personal trading must not result in legal, business or ethical conflicts or otherwise appear improper. Before conducting your personal investment affairs, consider whether the potential transaction raises a conflict of interest, or the appearance of a conflict of interest, with FIL or its clients.

You must follow the FIL Group Personal Trading and Price Sensitive Information Policy and any relevant supplements that apply to your country. Certain employees will have additional restrictions placed on their personal investments (or investments by their immediate family) that include reporting and pre-clearing various types of securities transactions but principally all employees must:

Examples of Outside Activities include:

•                employment by, or acting as a consultant for, another person or entity;

•                receiving compensation from another person or entity for business activities including, for example, a family business;

•                receiving fees for external work product, such as an article or speech;

•                holding elected or appointed political office or

•                acting as a director or trustee of a publicly traded company or a non-FIL private company that has or may issue shares.

•                abide by the spirit as well as the letter of the policy;

•                never misuse information obtained in their role at FIL for personal gain or share it with someone who may misuse it;

•                never trade when in possession of price sensitive information or sensitive information about a client or fund;

•                never disclose or abuse confidential information as this could affect the interests of our clients;

•                deal through a broker which provides duplicate reporting to FIL;

•                complete all necessary forms accurately and on time.

Please consult the FIL Group Personal Trading and Price Sensitive Information Policy for further information.

Financial Crime

Anti-Bribery & Corruption

FIL prohibits all forms of bribery. Never offer, promise, give or authorise (directly or through others) anything of value to anyone, including Government Employees and persons in the private sector, with the intent to obtain or retain business or as an inducement or reward for any improper advantage, or any other favour or preferential treatment. Please consult the FIL Group Anti-Bribery and Corruption Policy for further information.

Special considerations apply when interacting with Government Employees. All gifts (other than low-value promotional or nominal items) to Government Employees must be pre-approved by the Ethics Office. Similarly, all business entertainment (other than routine business meals) offered to Government Employees must be pre-approved by the Ethics Office and may be subject to other approval requirements outlined in the FIL Group Gifts and Entertainment Policy. Please refer to the FIL Group Gifts and Entertainment Policy and any supplements that apply to your country for further information.

Anti-Money Laundering

Money laundering is the process of taking the proceeds of criminal activity and making them appear legal and failure to report transactions or activities that we know or ought to have known were suspicious.

The FIL Group Anti-Money Laundering Policy requires you to:

•                 know your customers and distributors;

•                 comply with all Anti-Money Laundering policies and procedures;

•                 not knowingly accept funds from customers whose money, you believe, is derived from any form of criminal activity;

•                 maintain required records;

•                 promptly report any unusual or potentially suspicious activities that could constitute money laundering, the financing of terrorism or involve proceeds derived from unlawful activity to your Local Money Laundering Reporting Office (“LMLRO”);

•                 avoid warning any client, or other persons potentially engaged in suspicious activities, that they have been reported on.

Handling Data, Information and Communications

Trading on Price Sensitive Information

You are prohibited from trading, or causing anyone else to trade - either for a fund, account or in a personal capacity - any security while in possession of material, non-public information (“price sensitive information”) about that security or its issuer. If you are uncertain whether particular information is price sensitive, please refer to the FIL Group Personal Trading and Price Sensitive Information Policy or consult your relevant Legal or Compliance contact.

Information Barriers

We have established a system of internal information barriers to prevent certain areas within FIL from being compromised by having price sensitive information. This is essential to FIL’s efficient functioning and to maintaining FIL’s integrity and reputation. Please refer to the FIL Group Personal Trading and Price Sensitive Information Policy and any Price Sensitive Information policies that apply to your region for further information.

Internal and electronic information barriers have also been established to safeguard confidential information about the clients of FIL and external parties such as FMR LLC, as well as FIL intellectual property such as investment research. If, as part of your role at FIL, you have access to client information (e.g. portfolio holdings and/or transactions), you must ensure that it is properly and securely maintained and is shared only with authorised persons (including other FIL employees) and organisations. Please refer to the FIL Group Disclosure Policy for further information.

If you believe you have access to client data that you should not have, please consult with your manager, Compliance or Legal.

Disclosure of Information

FIL provides a wide variety of fund information at regular intervals to help customers, prospective customers and their investment advisers understand our mutual funds and accounts and their related investment risks. The information FIL provides goes beyond FIL’s statutory reporting obligations in many cases. However, the provision of additional information has to be balanced against the need to protect the investment ideas that drive our performance results, and the prevention of knowledge of holdings and trading activity being used to the detriment of our investors. For this reason FIL standardises its service levels and timings for the general release of information as set out in the FIL Disclosure Policy. Other objectives of the management of the disclosure of information are to ensure fair treatment of all clients as well as accuracy and efficiency of data distribution.

It is critical that each of us sees it as our personal responsibility to protect FIL’s confidential information. Therefore, please take time to read the FIL Disclosure Policy document and familiarise yourself with the Detailed Guidelines. A PowerPoint training document is also provided as an aid for new staff.

Electronic Communications, Information Security and Records Management

FIL’s information and information systems are valuable assets that must be protected. You must follow the FIL Group Electronic Communications, Information Security and Records Management Policy and the corresponding FIL Information Security Standards as well as FIL’s Social Media Guidelines.

Electronic Communications – FIL’s electronic communications systems (computers, internet, telephones, fax machines, etc.) are provided for business purposes and are to be used for such. Inappropriate use of such systems is strictly prohibited.

Information Security – FIL data must be classified and secured appropriately and client and FIL information must be protected from the possibility of the loss of confidentiality, integrity and/or availability in accordance with FIL’s Information Security Standards.

Records Management – Company and local policies must be followed for retention, management and destruction of records. No records, held in any medium, may be destroyed if there is an identified or suspected, prospect of legal proceedings or investigation and those records may be relevant in any way. Please consult the FIL Group Records Management Standard and FIL’s Records of Potential Historical Interest Guidelines as well as any applicable local guidelines for further information.

Social Media – The normal standards of professional behaviour that are expected of you while at work apply equally to your conduct whilst using social media.

FIL Brand

FIL’s Brand and associated Intellectual Property is considered one of FIL’s most valuable assets. To ensure that the integrity and value of the brand is maintained, it is imperative that you adhere to the FIL Group Brand Policy and Brand Identity Guidelines when using the FIL name, logo or any reference to the brand.

Reporting Concerns

FIL is committed to providing the highest level of service to its customers and to applying the highest standards of quality, honesty and integrity.

All of us at one time or another may have concerns about what is happening at work. Usually these concerns are easily explained and resolved. However, when they are about unethical or unlawful conduct, fi malpractice or dangers to the public or the environment, or the deliberate concealment of any of these, it can be difficult to know what to do. FIL’s Workplace Concerns – Escalation Procedures have been designed to encourage employees and others working for FIL to assist the Company in tackling fraud, corruption and other malpractice within the organisation and in setting standards of ethical conduct. They enable you to raise your concerns about potential or actual malpractice at an early stage and in the right way.

If you have a concern about activities which could amount to fraud or other criminal activities escalate immediately to Group Investigations/Corporate Security, or anonymously through the Confidential ALert Line (CALL). If you have a concern about malpractice, raise it first with your manager or Compliance, Legal or HR.

CALL is a discreet free-phone number for reporting or discussing concerns about suspected questionable or inappropriate business practices or any other apparent disregard for FIL’s core values.

Zero Tolerance for Retaliation

If you raise a genuine concern under the Workplace Concerns – Escalation Procedures, you will not be at risk of losing your job or suffering any form of retribution as a result. Provided you are acting in good faith, it does not matter if you are mistaken.

The harassment or victimisation of anyone raising a genuine concern will not be tolerated. We recognise that employees may wish to raise a concern anonymously or in confidence If an employee asks that their identity be protected, it will not be disclosed without their consent.

More Information

FOR MORE INFORMATION ON:	PLEASE READ OR REFER TO:
Anti-Bribery and Corruption	FIL Group Anti-Bribery and Corruption Policy
FIL Group Gifts and Entertainment Policy

Anti-Money Laundering	FIL Group Anti-Money Laundering Policy
Other Information:
MLRO Office intranet site:
http://thesource.fil.com/Departments/Global_Oversight_and_Assurance/MLRO_Office/index.asp
Asia-Pacific Anti-Money Laundering intranet site:
http://thesource.ap.fid-intl.com/Oversight/taking-on-business/anti-money-laundering.html

Brand	FIL Group Brand Policy
Other Information:
Brand Intranet site: http://thesource.fil.com/Brand/index.asp
Trademark Information Gateway: http://intranet.bm.fid-intl.com/trademark/index.aspx

Conflicts of Interest	FIL Group Conflicts of Interest Policy

Disclosure	FIL Group Disclosure Policy

Employee Trading	FIL Group Personal Trading and Price Sensitive Information Policy
Price Sensitive Information	Other Information:
Online Ethics System: https://www.coe.fil.com/

Gifts and Entertainment	FIL Group Gifts and Entertainment Policy
Other Information:
Online Ethics System: https://www.coe.fil.com/

Harassment & Equal Employment Opportunity	Local Employee Handbook: http://www.hr.uk.fid-intl.com/
For country employee handbooks not available on the Source, please contact your local HR representative.

Outside Activities & Directorships	FIL Group Personal Trading and Price Sensitive Information Policy

Use of Internet, E-mail and Electronic & Social Media Information Security Records Management	FIL Group Electronic Communications, Information Security and Records Management Policy
Other Information:
Social Media Guidelines: http://intranet.bm.fid-intl.com/FILPolicy/Policy3.aspx?ID=273
FIL Information Security Standards: http://tis.bip.uk.fid-intl.com/ftc/is/rc/default.aspx
FIL Group Records Management Standard:
http://intranet.bm.fid-intl.com/FILPolicy/Policy3.aspx?ID=171
Records of Potential Historical Interest Guidelines:
http://intranet.bm.fid-intl.com/FILPolicy/Policy3.aspx?ID=265
Protecting the Trust: http://thesource.fil.com/About_FIL/Protecting_the_trust/index.asp

Workplace Concerns (Whistleblowing)	Workplace Concerns — Escalation Procedures: http://www.ii.uk.fid-intl.com/Investigations/CALL.asp
Confidential ALert Line (CALL): http://thesource.fil.com/call/index.asp

NOTE: All FIL Group Policies are available on the FIL Group Policies intranet site which is accessible via the following link: http://intranet.bm.fid-intl.com/fi

PERSONAL TRADING AND PRICE SENSITIVE INFORMATION POLICY

This Personal Trading and Price Sensitive Information Policy (“the Policy”) contains rules that govern the way you conduct your personal trading activities whilst employed at FIL Limited or any of its subsidiaries (“FIL”), including Eight Roads. This policy does not apply to Eight Roads investee companies. Some of the rules apply both to you and anyone who is considered a connected person (see Key Concepts on page 35). The Policy also contains rules on price sensitive information and how to prevent its unauthorised use or dissemination.

Employees must read and comply with this Policy and any country specific supplements to the Policy (“Country Supplements”) that apply to them before trading for their personal benefit. Where the requirements of a supplement are more restrictive, employees subject to the supplement must follow those more restrictive standards. The Country Supplements can be found at https://www.coe.fil.com.

The Ethics Office has developed a number of Fact Sheets to assist you in complying with the Policy. These can be found on the online Ethics system (https://www.coe.fil.com).

Some of the terms used in this Policy have specific meanings which are set out under Key Concepts on pages 33 to 37.

Personal Trading

General Standards

As a FIL employee you have a fiduciary duty to never place your personal interest ahead of the interests of our clients, including the investors in our funds. You must therefore never take advantage of your relationship to the funds or FIL to benefit yourself or another party. In addition, you must manage your personal transactions in a manner to avoid actual or perceived conflicts of interest with our clients, investors or FIL.

A failure to adhere to this Policy will result in disciplinary action being taken as outlined in the “How We Enforce the Policy” section of this document.

Because no set of rules can anticipate every possible situation, it is critical that you comply with the spirit as well as the letter of the Policy. Any activity that compromises our integrity, even if it does not violate a specific rule, can harm FIL’s reputation and may be reviewed by the Ethics Office and disciplinary action taken.

Key Principles

The following key principles should govern your personal trading whilst employed by FIL:

•                                          You are expected to abide by the spirit as well as the letter of this Policy.

•                                          You should always conduct your personal affairs in a manner that does not conflict or even appear to conflict with the obligations we owe to our clients and investors and our obligations to treat all of our clients fairly.

•                                          You should never misuse information obtained in your role at FIL for personal gain or share it with someone who may misuse it.

•                                          You should never disclose or abuse confidential information.

•                                          You should never trade when in possession of price sensitive information or sensitive information about a client or fund.

www.coe.fi

•                                          This Policy applies to you and, in many instances, those close to you or those in whose financial affairs you may have an interest (see Key Concepts — Connected Person definition).

•                                          If you are a Fund-Access person you must pre-clear personal securities transactions.

•                                          You must complete all required forms accurately and within the relevant timeframe.

•                                          You must trade through a broker that provides duplicate reporting to FIL, unless otherwise stated in this policy.

It is your duty to behave responsibly and to adhere to this Policy. Even if you have received permission to trade you still must make sure that what you plan to do is permitted under the spirit and the letter of the Policy. This is your personal responsibility.

Policy Application

How this Policy applies to you will depend upon what category of employee you are. There are two categories of employees:

•                                Non-Access — This category consists of those employees who are not involved with the management, operations or oversight of FIL funds or other advised clients of FIL. See “Non-Access Employees - Rules for Personal Trading” on page 5 for further information.

•                                Fund-Access — This category consists of those employees who, because of their roles or the information they have access to, are subject to rules in addition to those applicable to Non-Access employees. See “Fund-Access Employees — Rules for Personal Trading” on page 13 for further information.

Keep in mind that you can be placed within the Fund-Access category by designation of the Ethics Office and more restrictive rules will apply. You will be notified by the Ethics Office of any such change to your classification.

Ethics Office Contact Information

If you have any questions on this Policy or any of the rules contained within it, please contact your local Ethics Office (details below). For local Compliance Office contact details, refer to the online Ethics system.

Bermuda:
Email:	Phone:
Bermuda Code of Ethics (internal)	8-765-7285 (internal)
bcoe@fil.com (external)	+441-297-7285 (external)
EMEA:
Email:	Phone:
UK Ethics Office (internal)	8-723-7060 or 8-723-7251 (internal)
UKEthicsOffice@fil.com (external)	+44-1732-777060 or +44-1732-77251 (external)

India:
Email:	Phone:
FIL India Ethics Mailbox (internal)	8-779-1092 (internal)
FILIndiaEthicsMailbox@fil.com (external)	+91-124-402-1092 (external)
Asia Pacific (including Japan):
Email:	Phone:
Asia Code of Ethics (internal)	8-773-1713 (internal)
asiacodeofethics@fil.com (external)	(+65) 6511 1713 (external)

If you are unsure which category you fall into, you can view your Ethics classification by logging on to the online Ethics system (https://www.coe.fil.com). Your classification is located at the top of the left column.

Non-Access Employees

Summary of Rules for Personal Trading

REQUIREMENTS		PROHIBITIONS

•	Reporting violations and suspicions - p.4	•	Selling short - p.9

•	Acknowledging that you understand the Policy and its rules (Annual Acknowledgement) - p.5	•	Trading restricted securities - p.9

•	Disclosing trading accounts - p.6	•	Short term trading in FIL funds - p.9

•	Maintaining trading accounts with a broker that will provide duplicate reporting to FIL - p.7	•	Participating in an IPO - p.10

•	Arranging duplicate reporting - p.7	•	Spread betting on single securities or non-Permissible Indices - p.10

•	Obtaining prior approval to serve as a director or trustee	•	Using derivatives, structured instruments or spread betting to evade the Policy’s requirements - p.10

		•	Participating in investment clubs - p.10

www.coe.fi

- p.8	•	Investing in hedge funds - p.10

	•	Trading in an account you do not own - p.11

	•	Excessive Trading - p.11

IMPORTANT NOTE — Reporting Violations and Suspicions

If you become aware that you may have violated this Policy, or suspect that others may have violated this Policy, you must report this to your local Ethics/ Compliance Office. You may also report violations and suspicions anonymously through the Confidential ALert Line (CALL). (https://thesource.fil.com/Departments/Investigations/Pages/Confidential-Alert-Line.aspx)

Non-Access Employees — Rules for Personal Trading

This section of the Policy applies to employees (or other relevant staff) of FIL who are not involved with the management, operations or oversight of FIL funds or other advised clients of FIL.

Your connected persons (see Key Concepts on page 35) must comply with the Key Principles of this Policy, which are outlined on page 2. However, the rules outlined in this section of the Policy do not apply to your connected persons unless their trading accounts are held jointly with you (i.e. your name appears on the account). If your connected person’s account is not held jointly with you, duplicate reporting is not required.

Keep in mind that if you change roles within FIL, the section applicable to Fund-Access Employees may become applicable to you. Fund-Access Employees are subject to more restrictive rules, which also extend to their connected persons.

Requirements

Acknowledging the Rules

You are required to complete an Acknowledgement form upon joining FIL and each year thereafter, and if your classification is changed to Fund-Access during the year. You must confirm that:

•                                          You understand and will comply with the rules that apply to you.

•                                          You authorise FIL to obtain and monitor data regarding your transactions covered by the Policy.

•                                          You will comply with any new or existing rules that apply to you now or in the future.

•                                          In addition to this Policy, you will comply with all other Ethics policies and any local securities laws to which you are subject.

•                                          Where local regulations differ from this Policy, the more restrictive of the two must be adhered to. Please refer to the Country Supplements to determine whether additional rules apply to you.

TO DO:

•                                          Upon receiving the email from the Ethics Office notifying you to acknowledge this Policy, promptly log onto the online Ethics system (https://www.coe.fil.com) and access your Annual Acknowledgement form. You will be required to acknowledge, on the first page of the form, that you understand and will comply with the rules applicable to you. Before the form can be submitted, you also will be required to disclose all trading accounts in your name or control as well as any outside activities and directorships in which you are involved. For additional information on these disclosures, please refer to the relevant sections that follow. New employees are required to submit their Annual Acknowledgement form within 10 days of their start date.

Disclosing Trading Accounts

You must disclose all accounts that hold or are intended to hold covered securities (see Key Concepts on page 35 for a definition). This includes accounts held jointly but does not include accounts held solely in the name of your spouse or connected person.

Exception:

You are not required to report any accounts holding only FIL funds, unless the account holds FIL managed closed-end funds. Accounts holding FIL managed closed-end funds (such as UK Investment Trusts) still have to be disclosed, even if held at FIL (e.g. in ISA, FundsNetworkTM etc.).

TO DO:

New Starters

•                                          Upon receiving the email from the Ethics Office notifying you to acknowledge this Policy, promptly log onto the online Ethics system (https://www.coe.fil.com) and complete your Annual Acknowledgement form. You must disclose any trading accounts that hold or are intended to hold covered securities which are held in your own name (including accounts that are held jointly with a connected person) prior to submitting the form. If you do not have any trading accounts, check the appropriate boxes in the online form confirming that you have none to disclose. New employees are required to submit their form within 10 days of their start date.

Current Employees

•                                          Each year you will be prompted by the Ethics Office to complete an Annual Acknowledgement form. You will be required to confirm that information previously disclosed is accurate and complete and submit it on or before the deadline set by the Ethics Office. If the information is inaccurate or incomplete, you must update the information before submitting the form.

•                                          As soon as you open a new trading account, or a pre-existing account becomes covered (for example, through inheritance), you should immediately add the account under “My Accounts” on the online Ethics system (https://www.coe.fil.com). You must also make sure that duplicate reporting is set up on the account (see the following page).

Please Note:

Accounts that hold FIL managed closed-end funds (e.g. UK Investment Trusts) must be disclosed as “Trading Accounts” in the Annual Acknowledgement Form.

Maintaining Trading Accounts and Arranging Duplicate Reporting

Trading accounts owned or controlled by you may be maintained at a broker of your choice, subject to the broker providing duplicate reporting directly to FIL. You must arrange for duplicate reports of all trades and/or account statements to be provided by your broker to FIL for any trading accounts that hold covered securities. The Duplicate Reporting Request Form for your region or country is available on the online Ethics system (https://www.coe.fil.com/document/CountryDupRepForms.asp).

Exception:

Duplicate reporting is not required for accounts that only hold FIL funds unless they are holding FIL managed closed-end funds (e.g. UK Investment Trusts).

TO DO:

•                                          If necessary, move your trading account to a broker who will provide FIL with duplicate reporting. For permission to maintain a trading account with a broker that is unable to provide duplicate reporting, please send a completed Special Approval Request Form (available on the online Ethics system at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office. Permission will not be granted unless a valid reason is provided.

•                                          Ensure that your broker is sending copies of all contract notes and/or account statements directly to your local Ethics Office. Fill out the Duplicate Reporting Request Form applicable to you and forward the completed form to your broker.

Discretionary Managed Accounts

If you have a trading account that is managed by a third-party registered investment adviser who has discretionary trading authority, this account may be eligible for certain exceptions under this Policy. To qualify, the third-party registered investment adviser must exercise all trading discretion over the trading account and will not accept any order to buy or sell specific securities from you or, if the account is held jointly, any connected person. Prior written approval from your local Ethics Office is required. If approval is granted, the account will still be subject to the Policy and all of its provisions unless otherwise stated in a specific exemption or in the Special Approval.

TO DO:

•                                          Send a completed Special Approval Request form (available on the online Ethics system at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office.

Special Approval must be obtained for any exception to the Policy (unless otherwise stated). Special approval may not always be given. If given, it is usually subject to special conditions. Approval is subject to review and can be withdrawn if circumstances change. If you breach any special conditions of the special approval, you will be treated as having breached the Policy itself.

Obtaining Prior Approval to serve as a Director/Trustee

You must receive prior approval from your manager and your local Ethics Office to serve as a director or trustee of a publicly traded company or a non-FIL private company that has or may issue shares.

TO DO:

•                                          Complete and submit the Outside Activities/Directorship Form (available on the online Ethics system at https://www.coe.fil.com) before serving as a director or trustee of a publicly traded company or non-FIL private company that has or may issue shares. The completed form will automatically be sent to your manager and then your local Ethics Office. Approval will be dependent on there being no conflict between the role and the interests of our clients, investors and funds or, if a conflict does exist, approval will be dependent on whether the conflict can be adequately managed.

•                                          In some countries, additional approval may be required. Please contact your local Compliance officer for further information.

The FIL Code of Conduct requires prior approval for other activities, including accepting additional employment outside FIL, receiving fees for external work product (e.g. an article or speech) or holding elected or appointed political office.

Prohibitions

The prohibitions outlined below only extend to your connected persons if the account is held jointly with you (i.e. your name also appears on the account). Otherwise, they apply solely to you as a Non-Access Employee.

Selling Short

In any trading account, the short position in a particular covered security may not be greater than the shares of that security held in that account. This prohibition includes the following actions: selling securities short, buying puts to open, selling calls to open, writing straddles, and writing spreads.

Exceptions:

•                                          Options, futures, structured notes, or Exchange Traded Funds (“ETFs”) that track, any index that meets the Permissible Indices definition. Note: Options, futures, structured notes or ETFs that are based on an index that does not meet the Permissible Indices definition are NOT exempt from this rule.

•                                          Options, futures, ETFs and structured notes based on non-covered securities (e.g. commodities, currencies etc.).

See Key Concepts on pages 36 and 37 for more on Permissible Indices and non-covered securities.

Trading Restricted Securities

You must not under any circumstances trade a security that FIL has restricted. If you specifically have been told not to trade a security, then you must not trade it until the restriction is lifted.

Short Term Trading in FIL Funds

You must not trade in and out of a FIL fund within a 30-day period. If the fund prospectus places a stricter obligation then this stricter rule will apply. The basic rule for identifying which shares you have sold is what is sometimes referred to as “LIFO”, which stands for “Last In First Out”. In other words, you are treated as having sold first the shares you acquired most recently.

Breaches will mean you have to surrender any profit and other sanctions may apply. For the avoidance of doubt, this prohibition applies to FIL funds held in all your FIL accounts, including your pension account.

Exceptions:

This prohibition does not apply to:

•                                          FIL money market funds.

•                                          automated monthly savings plans.

TO DO:

•                  Do not sell shares of a FIL fund if you purchased shares of that fund within the prior 30 days. If the fund’s prospectus places a stricter obligation, do not sell shares of that fund within the restricted period outlined in the prospectus.

Where the word “you” appears in the following prohibitions, it applies to you or, if the account is held jointly with you, to you and your connected persons.

Participating in an IPO

You must not participate in an initial public offering (“IPO”) of securities. This rule applies to equity securities, debt securities, free stock offers through the internet and lotteries for allotments of shares in an IPO.

Exceptions:

With prior written approval from your local Ethics Office, you may participate if:

•                                          you are offered shares as you already have equity in the company.

•                                          you are offered shares because you are a policyholder or depositor of a mutual company that is demutualising.

•                                          your connected person with whom you share an account is offered shares because of his or her employment with the issuer.

TO DO:

•                                          Do not participate in an IPO unless your local Ethics Office has approved an exception to this prohibition.

•                                          For written approval to participate in an IPO that may qualify as an exception, send a completed Special Approval Request Form (available on the online Ethics system at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office.

Spread Betting

You must not engage in spread betting on single securities, non-Permissible Indices or other similar scenarios.

Use of Derivatives, Structured Instruments and Spread Betting

You must not attempt to get around the prohibitions in this Policy through the use of derivatives (including options, futures etc.), structured products and spread betting.

Participating in an Investment Club

You must not participate in or advise an investment club or similar entity.

Investing in Hedge Funds

You must not invest in hedge funds.

Exception:

•                                          With prior written approval from your local Ethics Office, new starters may continue to hold hedge funds they purchased prior to joining FIL.

•                                          With prior written approval from your local Ethics Office you may be granted permission to hold hedge funds in a covered account if the account is managed by a third-party registered investment adviser who has discretionary trading authority over the account.

TO DO:

•                                          If you qualify for the above exceptions, send a completed Special Approval Request Form (available on the online Ethics system at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office.

•                                          For accounts maintained with a third-party registered investment adviser for wealth management purposes, please contact your local Ethics Office.

Trading in an Account You Do Not Own

You must not trade or direct trades of covered securities in an account not owned by you which is not a trading account.

Exception:

•                  Your local Ethics Office may grant an exception and allow you to direct trades in a trading account owned by a member of your family, subject to certain restrictions. Until such approval is received, you must not trade or direct trades in the account.

TO DO:

•                  For written approval to direct trades in an account not owned by you, send a completed Special Approval Request Form (available on the online Ethics system at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office.

Excessive Trading

You are strongly discouraged from engaging in excessive trading. If you trade more than a total of 60 trades a quarter in covered securities you should expect additional scrutiny of such trades. The Ethics Office monitors trading activity and may require you to limit the number of trades allowed in your trading accounts during any given period.

Exceptions:

This rule does not apply to:

•                                          transactions in an account that is managed by a third-party registered investment adviser who has discretionary trading authority over the account. To qualify for this exception, you must have previously obtained written approval from your local Ethics Office to maintain the managed account.

•                                          transactions in open-end funds.

Fund-Access Employees

Summary of Rules for Personal Trading

REQUIREMENTS		PROHIBITIONS

•	Reporting violations and suspicions - p.12	•	Selling short - p.20

•	Acknowledging that you understand the Policy and its rules (Annual	•	Trading restricted securities - p.20

•	Acknowledgement) - p.13	•	Short term trading in FIL funds - p.20

•	Disclosing covered accounts and holdings in covered securities - p.14	•	Participating in an IPO - p.21

•	Disclosing accounts holding non-covered securities - p.14	•	Spread betting on single securities or non-Permissible Indices - p.21

•	Maintaining covered accounts with a broker that will provide duplicate reporting to FIL - p.15	•	Using derivatives, structured instruments or spread betting to evade the Policy’s requirements - p.21

•	Arranging duplicate reporting - p.15	•	Participating in investment clubs - p.21

•	Disclosing transactions in covered securities - p.16	•	Investing in hedge funds - p.21

•	Obtaining prior approval to serve as a director or trustee - p.17	•	Trading in an account you do not own - p.22

•	Disclosing trading opportunities to the funds before personally trading - p.17	•	Excessive trading - p.22

		•	Profiting from knowledge of fund holdings and transactions - p.23

		•	Influencing a fund to benefit yourself or others - p.23

•	Disclosing ownership of covered securities when publishing a research note - p.17	•	Trading within 60 calendar days of an opposite transaction - p.24,25

•	Obtaining pre-clearance approval prior to trading - p.17	•	Trading within 7 days of a fund you manage - p.27

•	Obtaining prior approval to invest in private placements or private securities - p.19	•	Trading after a research note - p.28

		•	Buying restricted securities in broker-dealers - p.28

IMPORTANT NOTE — Reporting Violations and Suspicions

If you become aware that you may have violated this Policy, or suspect that others may have violated this Policy, you must report this to your local Ethics/ Compliance Office. You may also report violations and suspicions anonymously through the Confidential ALert Line (CALL). (https://thesource.fil.com/Departments/Investigations/Pages/Confidential-Alert- Line.aspx)

Fund-Access Employees — Rules for Personal Trading

This section of the Policy applies to employees (or other relevant staff) of FIL who have access to confidential fund information (whether directly or indirectly) and/or have the power to influence the conduct of a fund including those in and working with employees of investment management systems and operations; pricing and fund administration; legal and oversight; fund managers; research analysts; traders and any others involved in handling or directing trades in the funds. Please note that this list is not exhaustive so if you are unsure of your classification, please consult your local Ethics Office.

This section also applies to connected persons of Fund-Access Employees (see Key Concepts on page 35 for further information).

Requirements

Acknowledging the Rules

You are required to complete an Acknowledgement form upon joining FIL and each year thereafter, and if your classification is changed to Fund-Access during the year. You must confirm that:

•                                          You understand and will comply with the rules that apply to you.

•                                          You authorise FIL to obtain and monitor data regarding your transactions covered by the Policy.

•                                          You will comply with any new or existing rules that apply to you now or in the future.

•                                          In addition to this Policy, you will comply with all other Ethics policies and any local securities laws to which you are subject.

•                                          Where local regulations differ from this Policy, the more restrictive of the two must be adhered to. Please refer to the Country Supplements to determine whether additional rules apply to you.

TO DO:

•                  Upon receiving the email from the Ethics Office notifying you to acknowledge this Policy, promptly log onto the online Ethics system (https://www.coe.fil.com) and access your Annual Acknowledgement form. You will be required to acknowledge, on the first page of the form, that you understand and will comply with the rules applicable to you. Before the form can be submitted, you also will be required to disclose all covered accounts, all accounts that hold only non-covered securities, holdings in covered securities, outside activities and directorships. For additional information on these disclosures, please refer to the relevant sections that follow. New employees are required to submit their Annual Acknowledgement form within 10 days of their start date.

Disclosing Accounts and Holdings in Covered Securities

Disclosing Accounts

You must disclose all securities accounts — i.e. those accounts that hold covered securities and those that do not. More specifically, you are required to disclose the following:

•                                          All covered accounts (accounts holding or intending to hold covered securities), including FIL accounts (e.g. ISA, FundsNetworkTM, and FFB accounts) and discretionary managed accounts.

•                                          All securities accounts under your name or control or the name or control of your connected persons that hold only non-covered securities such as Approved Funds, commodities etc.

See Key Concepts on pages 34 and 35 for a definition of covered securities and covered accounts.

Disclosing Holdings in Covered Securities

You must also disclose all covered securities held in your covered accounts and those not held in an account (e.g. those held in certificate form). Holdings in covered securities via an automatic investment plan as well as holdings in FIL managed closed-end funds (such as UK Investment Trusts) and FMR funds must also be disclosed. Information regarding these holdings must be no more than 45 days old when you submit the Annual Acknowledgement form.

Exception:

•                  Although FIL funds are deemed covered securities, you are not required to report holdings in FIL funds (except FIL managed closed-end funds) if held at FIL (e.g. ISA, FundsNetworkTM, and FFB accounts). However, the relevant account must be disclosed.

TO DO:

New Starters or Employees newly subject to this rule

•                                          Upon receiving the email from the Ethics Office notifying you to acknowledge this Policy, promptly log onto the online Ethics system (https://www.coe.fil.com) and complete your Annual Acknowledgement form by disclosing:

•                                          all covered accounts and accounts that hold only non-covered securities that are held in your own name or control or those under the name or control of a connected person; and

•                                          any holdings in covered securities.

If you do not have any covered accounts or holdings in covered securities, check the appropriate boxes in the online form confirming that you have none to disclose. New employees are required to submit their form within 10 days of their start date.

Please Note: Accounts that hold FIL managed closed-end funds (e.g. UK Investment Trusts) must be disclosed as “Trading Accounts” in the Annual Acknowledgement Form. Accounts that hold only FIL managed open-end funds must be disclosed as “Accounts holding shares of FIL funds” in the Annual Acknowledgement Form.

TO DO:

Current Employees

•                                          Each year you will be prompted by the Ethics Office to complete an Annual Acknowledgement form. You will be required to confirm that information previously disclosed is accurate and complete and submit it on or before the deadline set by the Ethics Office. If the information is inaccurate or incomplete, you must update the information before submitting the form.

•                                          As soon as you open a new covered account, or a pre-existing account becomes covered (for example, through marriage or inheritance), you should immediately add the account under “My Accounts” on the online Ethics system (https://www.coe.fil.com). On your next Quarterly Trade Verification (“QTV”) Form, confirm that the new covered account that was disclosed via the “My Accounts” menu appears in the appropriate section of the online QTV form. You must also make sure that duplicate reporting is set up on the account (see below).

Maintaining Covered Accounts and Arranging Duplicate Reporting

Covered accounts owned or controlled by you or your connected persons may be maintained at a broker of your choice, subject to the broker providing duplicate reporting directly to FIL. You must arrange for duplicate reports of all trades and/or account statements to be provided by your broker to FIL for all covered accounts that hold covered securities. The Duplicate Reporting Request Form for your region or country is available on the online Ethics system (https://www.coe.fil.com/document/CountryDupRepForms.asp).

Exceptions:

•                                          Duplicate reporting is not required for:

•                                          accounts holding only non-covered securities.

•                                          trades in FIL funds that are held in an account at FIL unless they are FIL managed closed-end funds (e.g. UK Investment Trusts). Please note that duplicate reporting is required for trades in FIL funds held in an account outside FIL.

TO DO:

•                                          If necessary, move your covered account to a broker who will provide FIL with duplicate reporting. For permission to maintain a covered account with a broker that is unable to provide duplicate reporting, please send a completed Special Approval Request Form (available on the online Ethics system at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office. Permission will not be granted unless a valid reason is provided.

•                                          Ensure that your broker is sending copies of all contract notes and/or account statements directly to your local Ethics Office. Fill out the Duplicate Reporting Request Form applicable to you and forward the completed form to your broker.

Special Approval must be obtained for any exception to the Policy (unless otherwise stated). Special approval may not always be given. If given, it is usually subject to special conditions. Approval is subject to review and can be withdrawn if circumstances change. If you breach any special conditions of the special approval, you will be treated as having breached the Policy itself.

Discretionary Managed Accounts

If you or your connected persons have a covered account that is managed by a third-party registered investment adviser who has discretionary trading authority, this account may be eligible for certain exceptions under this Policy. To qualify, the third-party registered investment adviser must exercise all trading discretion over the covered account and will not accept any order to buy or sell specific securities from you or any connected person. Prior written approval from your local Ethics Office is required. If approval is granted, the account will still be subject to the Policy and all of its provisions unless otherwise stated in a specific exemption or in the Special Approval.

TO DO:

•                  Send a completed Special Approval Request Form (available on the online Ethics system at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office.

Disclosing Transactions in Covered Securities

You must disclose transactions in covered securities made by you or your connected persons via the QTV before the deadline set out by the Ethics Office. All transactions in covered securities must be disclosed, including those that are exempt from the pre-clearance requirement (e.g. Exchange Traded Funds). If you give or receive covered securities other than through trading (e.g. via a gift or inheritance) you should also include these on the QTV. The QTV should include any transactions completed after the holdings reported on the Annual Acknowledgement Form.

Exceptions:

•                                          You are not required to report transactions in:

•                                          a covered account if the transactions are being made through an approved discretionary managed account or under an approved automatic investment plan as long as details of the account or plan have been reported to your local Ethics Office and contract notes and/or account statements of trades are being sent by your broker to your local Ethics Office.

•                                          FIL funds that are held in an account at FIL (except for FIL managed closed-end funds). Please note that you are required to report transactions in FIL funds that are held in an account outside FIL.

•                                          dividend reinvestment plans (holdings must be updated annually on your Annual Acknowledgement form).

TO DO:

•                                          Submit a completed QTV within the time limit set out in the email notification sent by the Ethics Office following each quarter end. You must provide the details of any new covered accounts opened during the relevant quarter (if not already disclosed via the “My Accounts” menu) as well as any transactions in covered securities executed during the quarter.

•                                          You must report covered securities that you or your connected persons give, donate, or transfer to another party (e.g. donations of covered securities to charity), or that you or your connected persons receive from another party (e.g. inheritances of covered securities) on the QTV.

Please Note: You must have received prior approval for the discretionary managed account or automatic investment plan from your local Ethics Office in order for you to be exempt from disclosing trades on the QTV. Send a completed Special Approval Request Form with the details of your managed account or automatic investment plan to your local Ethics Office. If you have an automatic investment plan, details of that plan must also be reported via the “Monthly Savings Plan” menu option on the online Ethics system. Also, because transactions under an approved automatic investment plan (or dividend reinvestment plan) do not have to be reported on the QTV, you will have to update your holdings in the covered security annually when completing your Annual Acknowledgement Form.

Obtaining Prior Approval to Serve as a Director/Trustee

You must receive prior approval from your manager and your local Ethics Office to serve as a director or trustee of a publicly traded company or a non-FIL private company that has or may issue shares.

TO DO:

•                                          Complete and submit the Outside Activities/Directorship Form (available on the online Ethics system at https://www.coe.fil.com) before participating in any outside activity. The completed form will automatically be sent to your manager and then your local Ethics Office. Approval will be dependent on there being no conflict between the role and the interests of our clients, investors and funds or, if a conflict does exist, approval will be dependent on whether the conflict can be adequately managed.

•                                          In some countries, additional approval may be required. Please contact your local Compliance officer for further information.

Affirmative Duty

Disclosing trading opportunities to the Funds before personal trading

If you have material information about an investment the funds might be interested in, you must inform the relevant investment professionals before acting upon it for your own account or any fund that you manage. Any personal holding by you or a connected person in a covered security should be disclosed if you are advising someone making an investment decision on that security.

Disclosing ownership of covered securities in a research note

You must check the box on a research note you are publishing to indicate any ownership, either by you or your connected persons, of any covered security of an issuer (see Key Concepts page 35) that is the subject of the research note.

Pre-clearance (Obtaining Approval to Trade)

You and your connected persons must obtain prior approval from the Ethics Office for any order to buy or sell a covered security (see “How to Pre-clear a Trade” in the sidebar). The pre-clearance process is designed to reduce the possibility of conflicts between your personal trades and trades made by the funds and other clients. When applying for pre-clearance, you are not just asking for approval, you are confirming that you and your connected persons:

•                                          do not have any price sensitive information (see section on Price Sensitive Information).

•                                          are not using knowledge of actual or potential client trades to benefit yourself or others.

•              believe the trade is available to all investors on the same terms.

•              will provide any information regarding the trade requested by your local Ethics Office.

Generally, a request will not be approved if it is determined that your transaction may take advantage of trading by the funds or other clients or create an actual or perceived conflict of interest with client trades.

The FIL Code of Conduct requires prior approval for other activities, including accepting additional employment outside FIL, receiving fees for external work product (e.g. an article or speech) or holding elected or appointed political office.

How to pre-clear a trade

1.                   Access the Fidelity Global Pre-clearance system during the market hours of the security on the day you plan to trade.

Internal Pre-clearance link: https://preclear.fme.com

External Pre-clearance link: https://preclear.fidelity.com

2.                   Please be sure to choose the correct security and verify the accuracy of your request before submitting it.

3.                   If the transaction is approved, you are free to instruct your broker to trade. Pre-clearance approval is good only for the day on which it is received.

If the transaction is denied, DO NOT TRADE. If the transaction is pending, DO NOT TRADE without approval from your local Ethics Office

The Rules of Pre-clearance

You and any connected persons must receive pre-clearance approval from the Ethics Office prior to placing any orders to buy or sell a covered security. It is important to understand the following rules before requesting pre-clearance for a trade:

•                                          You have to request — and receive — pre-clearance approval during the market hours on the day in which you intend to trade and prior to placing the trade.

•                                          Pre-clearance approval is valid only for the day in which you receive it and may not be carried over.

•                                          Placing good-until-cancelled orders — such as orders that stay open indefinitely until a security reaches a specified market price — is not permitted.

•                                          If your order is not completed by the end of the day in the market you are trading, any uncompleted part must be cancelled to avoid a violation.

•                                          Place requests for pre-clearance after the market has been open for a while (generally 75 minutes), as pre-clearance is not available right at market opening.

•                                          Unless an exception listed below applies, or the Ethics Office has instructed you otherwise, these pre clearance rules apply to all of your covered accounts.

Exceptions:

You and your connected persons are not required to seek pre-clearance for transactions in the following covered securities:

•                                          Shares of FIL and FMR funds (this exception does not include FIL managed closed-end funds, such as UK Investment Trusts)

•                                          All Government securities

•                                          Securities issued by Government agencies which have a remaining maturity of one year or less

•                                          Exchange Traded Funds (ETFs). Note: ETFs that do not meet the Permissible Indices definition must be held for 60 calendar days.

•                                          Options, futures and warrants based on Permissible Indices or non-covered securities

•                                          Structured products based on Permissible Indices or non-covered securities

•                                          Exchange traded currency derivatives

•                                          Securities transferred as a gift or donation

•                                          Automatic dividend reinvestments

•                                          Rights’ subscriptions, i.e. taking up a rights issue where you are an existing holder (but the voluntary sale of such rights are not excused from pre-clearance)

•                                          Regular investments made through an approved routine automatic investment plan after the initial selection has been pre-cleared*

•                                          Exercise of employee stock options (note that any resulting sale of the underlying security in the market after the vesting date requires pre-clearance)

Note: The above securities must still be reported on your Quarterly Trade Verification Form.

Corporate Actions Corporate Actions may require special approval. Please contact your local Ethics Office before participating.

* In order for this exemption to apply, you must have received prior approval for the automatic investment plan from your local Ethics Office. Send a completed Special Approval Request Form with the details of your automatic investment plan to your local Ethics Office. If approval is granted, you will be required to pre-clear the initial selection and any changes must be reported, in a timely manner, to your local Ethics Office.

With the prior written approval of your local Ethics Office, you may be able to trade without pre-clearance if:

•                                          The covered account is managed by a third-party registered investment adviser who has discretionary trading authority over the account;

•                                          Repeated rejection of pre-clearance is causing significant hardship;

•                                          The trade cannot be executed on the same day of instruction.

Except where otherwise specified in the “Disclosing Transactions in Covered Securities” section, transactions in the above securities must be reported on the QTV.

TO DO:

•                                          Before placing any trade in a covered security, pre-clear it using the Fidelity Global Pre-clearance System available at https://preclear.fmr.com (inside the FIL network) and https://preclear.fidelity.com (outside the FIL network).

•                                          If necessary, set up your connected person with access to the Fidelity Global Pre-clearance System.

Private Securities

You and any connected persons must receive prior approval from your local Ethics Office before investing in any private placement or other private securities not issued by FIL. The form can be found on the online Ethics system (available at https://www.coe.fil.com).

If you are responsible for managing a FIL fund (including pilot funds), client portfolio, or sub-advised fund, neither you nor your connected persons may trade in the same private placement or other private security that is traded by any of the funds you manage. When seeking approval to trade a private security for any of your personal accounts, you will be required to explain why it would not be in the best interest of the funds to invest in the same security. You have a fiduciary duty to place the best interests of the FIL Funds you manage ahead of your personal accounts. Any investments in private securities for your personal accounts should be managed in a manner to avoid actual or perceived conflicts of interests with the Funds you manage. Local regulatory requirements may also apply in addition to this policy.

Exception:

•                  Investments in structured products based on Permissible Indices or non-covered securities which are issued through private placement.

TO DO:

New Starters

•      Report any holdings in private securities on your Annual Acknowledgement form.

Current Employees

•                                          Before engaging in any private securities transaction, complete the Private Transaction Request Form (available on the online Ethics system at https://www.coe.fil.com). The completed form will automatically be sent to your manager and then your local Ethics Office. If approval is granted, ensure that you report the final transaction on the QTV.

Prohibitions

Selling Short

In any covered account, the short position in a particular covered security may not be greater than the shares of that security held in that account. This prohibition includes the following actions: selling securities short, buying puts to open, selling calls to open, writing straddles, and writing spreads.

Exceptions:

•                                          Options, futures, structured notes or ETFs that track, any index that meets the Permissible Indices definition. Note: Options, futures, structured notes or ETFs that are based on an index that does not meet the Permissible Indices definition are NOT exempt from this rule.

•                                          Options, futures, ETFs and structured notes based on non-covered securities (e.g. commodities, currencies etc.).

See Key Concepts on pages 36 and 37 for more on Permissible Indices and non-covered securities.

Trading Restricted Securities

You and your connected persons must not under any circumstances trade a security that FIL has restricted. If you specifically have been told not to trade a security, then you and your connected persons must not trade it until the restriction is lifted.

Short Term Trading in FIL Funds

You and your connected persons must not trade in and out of a FIL fund within a 30-day period. If the fund prospectus places a stricter obligation then this stricter rule will apply. The basic rule for identifying which shares you have sold is what is sometimes referred to as “LIFO”, which stands for “Last In First Out”. In other words, you are treated as having sold first the shares you acquired most recently.

Breaches will mean you have to surrender any profit and other sanctions may apply. For the avoidance of doubt, this prohibition applies to FIL funds held in all your FIL accounts, including your pension account.

Exceptions:

•              This prohibition does not apply to:

•              FIL money market funds.

•              automated monthly savings plans.

TO DO:

•                                          Do not sell shares of a FIL fund if you or your connected persons have purchased shares of that fund within the prior 30 days. If the fund’s prospectus places a stricter obligation, do not sell shares of that fund within the restricted period outlined in the prospectus.

Participating in an IPO

You and your connected persons must not participate in any initial public offering (“IPO”) of securities. This rule applies to equity securities, debt securities, free stock offers through the internet and lotteries for allotments of shares in an IPO.

Exceptions:

With prior written approval from your local Ethics Office, you or your connected persons may participate if:

•                                          you or your connected persons are offered shares as you already have equity in the company.

•                                          you or your connected persons are offered shares because you are a policyholder or depositor of a mutual company that is demutualising.

•                                          your connected person is offered shares because of his or her employment with the issuer.

TO DO:

•                                          Do not participate in an IPO unless your local Ethics Office has approved an exception to this prohibition.

•                                          For written approval to participate in an IPO that may qualify as an exception, send a completed Special Approval Request Form (available at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office.

Spread Betting

You and your connected persons must not engage in spread betting on single securities, non-Permissible Indices or other similar scenarios.

Use of Derivatives, Structured Instruments and Spread Betting

You and your connected persons must not attempt to get around the prohibitions in this Policy through the use of derivatives (including options, futures etc.), structured products and spread betting

Participating in an Investment Club

You and your connected persons must not participate in or advise an investment club or similar entity.

Investing in Hedge Funds

You and your connected persons must not invest in hedge funds.

Exception:

•                                          With prior written approval from your local Ethics Office, new starters may continue to hold hedge funds they purchased prior to joining FIL.

•                                          With prior written approval from your local Ethics Office you may be granted permission to hold hedge funds in a covered account if the account is managed by a third-party registered investment adviser who has discretionary trading authority over the account.

TO DO:

•                                          If you qualify for the above exceptions, send a completed Special Approval Request Form (available on the online Ethics system at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office.

•                                          For accounts maintained with a third-party registered investment adviser for wealth management purposes, please contact your local Ethics Office.

Trading in an Account You Do Not Own

You must not trade or direct trades of covered securities in an account not owned by you or any connected person which is not a covered account.

Exception:

•                  Your local Ethics Office may grant an exception and allow you to direct trades in a non-covered account owned by a member of your family, subject to certain restrictions. Until such approval is received, you must not trade or direct trades in the account.

TO DO:

•                 For written approval to direct trades in a non-covered account, send a completed Special Approval Request Form (available on the online Ethics system at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office.

Excessive Trading

You and your connected persons are strongly discouraged from engaging in excessive trading. If you and any connected person trade more than a total of 60 trades a quarter in covered securities, you should expect additional scrutiny of such trades. The Ethics Office monitors trading activity and may require you to limit the number of trades allowed in your covered accounts during any given period.

Exceptions:

This rule does not apply to:

•                                         transactions in an account that is managed by a third-party registered investment adviser who has discretionary trading authority over the account. To qualify for this exception, you must have previously obtained written approval from your local Ethics Office to maintain the managed account.

•                                         transactions in open-end funds.

Profiting from Knowledge of Fund Holdings and Transactions

You must not misuse your knowledge of trades or holdings in FIL funds, FMR funds or other funds or accounts advised by FIL for your or your connected person’s personal benefit.

Influencing a Fund to Benefit Yourself or Others

You must not influence the conduct of a FIL fund or any account advised by FIL for the benefit of anyone other than the relevant shareholders or clients (for example, by causing it to trade so as to improve the value of a stock you or another person holds).

Trading within 60 Calendar Days of an Opposite Transaction

You and your connected persons must not purchase and sell, or sell and purchase, the same or equivalent security within 60 calendar days. Any gains realised (or potentially any loss avoided) on such opposite transactions must be surrendered in a manner instructed by your local Ethics Office.

A Last In, First Out (“LIFO”) accounting methodology will be applied in determining compliance with this holding rule. For example, a security purchased on January 20th at US$16 per share, with an additional 200 shares of the same security purchased on February 2nd at US$10 per share and a sale of 100 shares of the same security on March 25th (within 60 days of the last transaction, in this case, February 2nd) at US$15 per share would constitute a violation of this rule and the gains realised would have to be surrendered. Gains will be calculated based on the earliest transaction within the 60 day period. Please see opposite page for further examples. Please note, an option transaction containing an expiration date within 60 calendar days of purchase would also be considered a violation.

Exceptions:

This rule does not apply to:

•                                         Shares of FIL and FMR funds (this exception does not include FIL managed closed-end funds, such as UK Investment Trusts). Note: FIL funds must be held for 30 days.

•                                         All Government Securities

•                                         Securities issued by Government agencies which have a remaining maturity of one year or less

•                                         ETFs, certificates or notes based on Permissible Indices or non-covered securities. Note: ETFs that are based on an index that does not meet the Permissible Indices definition are NOT exempt from this rule. See page 26 for ETF examples and information on the treatment of ETFs under the Policy.

•                                         Options, futures and warrants on Permissible Indices and non-covered securities

•                                         Structured products based on Permissible Indices or non-covered securities

•                                         Exchange traded currency derivatives

•                                         Securities transferred as a gift or donation

•                                         Automatic dividend reinvestments

•                                         Trades made through an approved routine automatic investment plan

•                                         Transactions in an account that is managed by a third-party investment adviser who has discretionary trading authority over the account. To qualify for this exception, you must have previously obtained written approval from your local Ethics Office to maintain the managed account.

A further exception is available with the prior approval of your local Ethics Office if this rule would prevent you realising a tax loss on the proposed trade. Approval will take into account fund trading and other pre-clearance tests.

A WORD OF CAUTION If you use covered securities as security for a loan (including margin accounts) there is no guarantee that you will receive pre-clearance or any other required permission to trade when you want to liquidate a holding to meet a call.

Also note that the 60 calendar day rule applies to liquidations as do the price sensitive information rules. Failure to make a call could place you in default.

You should consider these constraints before setting up such arrangements

TO DO:

•                                         Before trading a covered security in a covered account, make sure you have not conducted an opposite transaction in the covered security or a covered security of the same issuer within the prior 60 calendar days (30 calendar days for FIL funds). If you have any questions about this rule, please contact your local Ethics Office.

•                                         For written approval for an exemption from the 60 day short term trading rule, send a completed Special Approval Form (available on the online Ethics system at https:// www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office.

Example — Trading within 60 Days of an Opposite Transaction

Day 0 = the most recent transaction date

Day 61 = the first day an opposite transaction can be placed

60 Days

EXAMPLE 1:

The March 25th sale is matched to the February 2nd purchase (not the January 20th purchase, which was more than 60 days prior, or the March 1st, purchase even though it was also within the 60 day period).

	JAN 20 BUY 100 shares at US$16 each	FEB 2 BUY 200 shares at US$10 each	MAR 1 BUY 200 shares at US$17 each	MAR 25 SELL 100 shares at US$15 each

Surrendered: US$500 ((US$15- US$10) x 100 shares).

EXAMPLE 2:

This example assumes a pre-existing holding of 400 shares.

The March 12th purchase is matched to the February 2nd sale. As the 60 day holding rule was not observed, there is a benefit of US$3 per share that the employee is not entitled to as he/she is not entitled to trade on that date.

	JAN 08 SELL 200 shares at US$20 each	FEB 2 SELL 200 shares at US$20 each	MAR 12 BUY 200 shares at US$17 each

Surrendered: US$600 ((US$20-US$17) x 200 shares).

ETF Examples

Is the ETF based on an index that meets the Permissible Indices definition (i.e. has a minimum of 30 components with no one component representing more than 25% of the index at the time of purchase)?

ETF is permitted. No pre-clearance is required & the transaction is NOT subject to the following rules: (1) Trading within 60 days of an opposite transaction; (2) Selling short; & (3) Trading within 7 days of a fund you manage.

Yes

No

ETF is permitted. No pre-clearance is required but transactions in the ETF are subject to the following rules: (1) Trading within 60 days of an opposite transaction; (2) Selling short; (3) Trading within 7 days of a fund you manage.

Example of an ETF that does NOT meet the Permissible Indices definition:

iShares FTSE China 25

•              Index has approximately 25 components with the highest weighting representing approximately 10% of the Index.

You are permitted to invest in this ETF. You are not required to seek pre-clearance but any transactions in the ETF are subject to the following rules: (1) Trading within 60 days of an opposite transaction; (2) Selling short; and (3) Trading within 7 days of a fund you manage

Example of an ETF that meets the Permissible Indices definition:

iShares FTSE 100 GBP Inc

•                 Index has approximately 100 components with the highest weighting representing approximately 8% of the Index.

You are permitted to invest in this ETF. You are not required to seek pre-clearance and your transactions in the ETF are exempt from the following rules: (1) Trading within 60 days of an opposite transaction; (2) Selling short; and (3) Trading within 7 days of a fund you manage.

Trading within 7 Days of a Fund you Manage

If you are responsible for managing a FIL fund (including pilot funds), client portfolio or sub-advised fund neither you nor any connected person are allowed to trade within seven calendar days before or after a trade is executed in any covered security of the same issuer (or equivalent security) by any of the funds you manage.

If within seven days after a personal trade you wish to trade the same security for the fund you must do so if it is in the best interests of the fund. The circumstances will be reviewed and you may be required to provide an explanation.

Exceptions:

This rule does not apply to:

•                                         Shares of FIL and FMR funds (this exception does not include FIL managed closed-end funds, such as UK Investment Trusts)

•                                         All Government securities

•                                         Securities issued by Government agencies which have a remaining maturity of one year or less

•                                         ETFs, certificates or notes based on Permissible Indices or non-covered securities. Note: ETFs that are based on an index that does not meet the Permissible Indices definition are NOT exempt from this rule.

•                                         Options, futures and warrants on Permissible Indices and non-covered securities

•                                         Structured products based on Permissible Indices or non-covered securities

•                                         Exchange traded currency derivatives

•                                         Securities transferred as a gift or donation

•                                         Automatic dividend reinvestments

•                                         Trades made through an approved routine automatic investment plan

•                                         Transactions in an account that is managed by a third-party investment adviser who has discretionary trading authority over the account. To qualify for this exception, you must have previously obtained written approval from your local Ethics Office to maintain the managed account.

TO DO:

•                                         Before trading personally, consider whether there is any likelihood that you may be interested in trading a covered security of the same issuer in your assigned funds within seven calendar days following the day of the fund trade. If so, refrain from personally trading in a covered account.

•                                         If a fund you manage has recently traded a security, you must delay any covered account trades in any security of the same issuer for seven calendar days following the day of the most recent fund trade

Trading after a Research Note

You and your connected persons must not trade a covered security of an issuer until two full business days have passed after the publication of a research note on that issuer by FIL or FMR. (This rule is tested during pre-clearance.)

Buying Securities in Broker-Dealers

You and your connected persons must not buy the securities of a broker-dealer or its parent company if the securities have been restricted by FIL. (This rule is tested during pre-clearance.)

PRICE SENSITIVE INFORMATION

Summary of Rules for Price Sensitive Information

REQUIREMENTS	PROHIBITIONS

• Advise Legal/Compliance immediately if you acquire price sensitive information or information which might be considered price sensitive • Safeguard price and other sensitive information	• Do not share price sensitive information • Do not trade securities when you are aware of price sensitive information

The purpose of these rules is to ensure compliance with securities laws by prohibiting anyone from trading any security while in possession of material, non-public information about that security or its issuer. They also explain how to handle any information you do get in a way that protects you and FIL and how to prevent unauthorised use or dissemination.

Requirements

Advise Legal/Compliance immediately if you acquire price sensitive information or information which might be price sensitive.

If this happens as part of your job or otherwise, you must immediately advise the relevant Legal or Compliance contact and no one else (not even your manager).

The Legal or Compliance contact will (using a lawyer where appropriate) advise you:

•                                         if the material is price sensitive information, and

•                                         what steps to take.

You must not:

•                                          Disclose the price sensitive information or the fact you have it to anyone other than the Legal or Compliance contact and any designated lawyer (unless you have been advised otherwise), even if you believe such disclosure is harmless.

•                                          Trade or cause anyone else to trade in the security about which you have price sensitive information (whether for a fund, account or in a personal capacity) regardless of whether or not you might have a financial interest in the trade.

You must:

•                                          Co-operate fully with the Legal or Compliance contact, Ethics Office and any designated lawyer including signing any confidentiality agreements.

•                                          Retain any documentation relating to the information until you receive legal advice that it may be discarded.

Price Sensitive Information

This is any information about the issuer of a security, or the security itself that is both material and non-public. You must consider information to be material if: It is reasonable to expect the price of the security (or a correlated security) would change if the information were public; or there is a substantial likelihood that a reasonable investor would consider the information important in making investment decisions. You should consider information to be non-public if it is not generally available to the public in a widely used medium, such as a press release. ALWAYS CHECK before acting on or sharing any information that may potentially be price sensitive information.

Safeguarding Price Sensitive and other Sensitive Information

You are responsible for safeguarding price and other sensitive information from unauthorised disclosure. Appropriate precautions should be part of your daily awareness and workplace routines including:

•                                          Never discussing price or other sensitive information in public places.

•                                          Storing sensitive documents in a secure place. Not leaving sensitive documents in copiers or meeting rooms or in view on your desk unless access to the desk is controlled.

•                                          Using passwords to protect information stored on computer and changing them regularly.

•                                          Disposing of sensitive documents using secure means such as shredders or designated waste bins (see also: the Information Security Resource Centre on the FIL Intranet).

The importance of Internal Information Barriers

Just as it is essential that individual employees handle any price sensitive information responsibly, it is essential to FIL’s efficient functioning that certain areas are not compromised by having price sensitive information. This is achieved by a system of internal information barriers of which these procedures form an essential part.

Following these rules not only protects you, but is also essential to maintaining FIL’s integrity and reputation.

The Policy and Securities Laws

Trading on or sharing price sensitive information is a serious violation not just of this Policy but of the law — in some territories the criminal law. FIL will be vigilant in its enforcement efforts and employees who breach these rules will be subject to disciplinary action, potentially including dismissal. This would be in addition to any sanction handed out by local regulators or courts. There are detailed policies and procedures for the handling of price sensitive information applicable to each region in which FIL operates. For more information, contact your local Legal and Compliance representative.

Price Sensitive Information and the Workplace

There are a number of ways employees might come across price sensitive information — for example:

•                                          By hearing it from personal sources such as a spouse or friend working at a public company or overhearing the conversation of a stranger in a lift or bar.

•                                          Because of your work, a broker or public company may knowingly or unwittingly pass on price sensitive information in a business conversation.

•                                          You may be involved in negotiations for a contract or business venture between FIL and a public company, the substance of which, the existence of which, or the potential for which, could be price sensitive or constitute price sensitive information.

•                                          From a customer when trading on their account; or

•                                          A securities issuer may want to seek FIL’s views on a proposed corporate action or change of CEO.

It is quite easy to come into possession of price sensitive information, but far more difficult to get rid of it. Avoidance is the best defence, but if you do receive price sensitive information you must follow FIL’s procedures.

HOW WE ENFORCE THE POLICY

The Ethics Office

The Ethics Office is responsible for this Policy, the Code of Conduct as well as the Gifts and Entertainment Policy, and regularly reviews the forms and reports it receives. If these reviews reveal information that is incomplete, questionable, or potentially a violation of this Policy, the Ethics Office will investigate the matter and may contact you. If you are asked to provide further information or justification it is in your interest to do so promptly, completely and accurately.

Violations

Violations of this Policy may lead to disciplinary action, and could subject you and FIL to civil, criminal or regulatory penalties.

If it is determined that you or any connected person has breached this Policy, FIL has a variety of sanctions available to it which may take the form of one or any combination of the following:

•                                          A manager briefing

•                                          A sanction letter on your personal record

•                                          A fine or other financial penalty

•                                          A limitation or ban on personal trading for a period

•                                          Dismissal from employment

•                                          Referral to civil, criminal or regulatory authorities

Before any sanction is applied, you will be provided with an opportunity to explain your conduct and make a representation. You will be advised before making your representation of the potential sanction that might be applied to the violation.

Serious cases and those involving senior executives may be considered by the FIL Ethics Oversight Group formed of senior representatives from the business, support and oversight areas.

FIL may take into account any relevant past conduct of the employee, such as prior breaches, as well as whether the violation has been reported at the employee’s own initiative.

FIL will strive to be fair and consistent both in terms of the particular circumstances of the case and FIL’s overall policy on discipline.

FIL’s interpretation of the requirements of this Policy will take into account all relevant material and will be regarded as final.

In taking decisions on alleged violations of the Policy, FIL will have regard to the Key Principles and to the potential of the alleged violation to cause FIL and its officers to face prosecution, as well as damage to FIL’s reputation were it to be known outside of the organisation - it will not be a defence simply to assert that the particular action was not explicitly prohibited by the Policy.

Special Approvals

In cases where you believe that you may qualify for an exception referred to in the Policy you must seek prior approval from the Ethics Office. Similarly you must apply if you believe that an exception is justified because of your particular circumstances. To request special approval, send a completed Special Approval Request Form (available at https://www.coe.fil.com), together with any required supporting documentation, to your local Ethics Office. Approval may not always be given. The processing time for Special Approval requests is normally 5 business days of receipt of all required documentation.

When granted, special approvals may have conditions attached and may be for a limited period. They will in any event be subject to review and may be withdrawn.

Appeals

If you believe that a request for a special approval has been incorrectly denied or an inappropriate sanction applied to you, there is an appeal process.

Within a reasonable period, usually five days of the decision, you should provide the Ethics Office with an explanation for your seeking a review, including any factors which may not have previously been considered. You may seek a personal meeting on the matter and bring a personal representative.

In cases of a very serious sanction, any appeal will be handled in accordance with local employment procedures.

KEY CONCEPTS

These definitions encompass broad categories and the examples given are not all-inclusive. If you have any questions regarding these definitions or application of these rules to a person, security, or account that is not addressed in this section, contact your local Ethics Office for additional guidance.

Approved Funds

Regulated non-FIL mutual funds in Approved Jurisdictions provided that:

•                                          Shares may be redeemed on demand.

•                                          The net asset value (NAV) of the fund is calculated on a daily basis.

•                                          Shares are issued and redeemed on a “forward pricing basis” at the NAV next determined after the buy or sell order.

Any other fund approved by the FIL Ethics Office.

For more on Approved Funds refer to the online web-based Fact Sheet “Approved Funds”.

Approved Jurisdictions

Those where FIL has fund management operations as well as all member countries of the European Union, the United States and Canada.

Automatic Investment Plan

A program in which regular purchases (or withdrawals) are made automatically in (or from) covered accounts according to a pre-set schedule and allocation, including monthly savings plans.

Covered Account

The term “covered account” encompasses a fairly wide range of accounts. Covered accounts include any account which does or is intended to hold covered securities (including FIL and FMR funds) and which belongs to one or more of the following:

•                                          You or a connected person;

•                                          A company where a connected person is a controlling shareholder or directs its investment decisions;

•                                          A trust where you or any connected person are:

(i) A beneficiary and make investment decisions; or

(ii) A trustee and you either might benefit from the trust or an immediate family member is a beneficiary; or

(iii) A settlor where you can revoke the trust and where you make investment decisions;

•                                          Any undertaking or account in which you or any connected person has an opportunity to directly or indirectly profit or share in any profit derived from a securities transaction or receive a benefit from a securities transaction.

•                                          An account over which you or any connected person have a power of attorney or otherwise control, such accounts only being permitted with the approval of the Ethics Office (see the “Trading in an Account You Do Not Own” rule).

As well as trading or brokerage accounts, covered accounts include accounts with shares of FIL funds and FMR funds such as accounts held at FIL, FFB or FundsNetwork™. These must include wrap accounts (for example the UK ISA, French PEA and unit-linked life policies and investment bonds, self-invested pension plans etc.) but not your FIL pension scheme account.

Please note that with prior written approval from the Ethics Office a covered account may qualify for an exemption from these rules if it would be consistent with the general principles and objectives of this Policy and you have no investment influence, such as a blind trust.

Connected Person

FIL is concerned not only that you observe the requirements of this Policy, but also, where applicable, that those in whose affairs you are actively involved observe the Policy. This means that the Policy can apply to persons owning assets over which you have control or influence or in which you have an opportunity to directly or indirectly profit or share in any profit derived from a securities transaction.

This may include:

•                                          Your spouse/domestic partner who shares your household.

•                                          Any other immediate family member who shares your household and is under 18 or is financially supported by you (immediate family member includes children, step-children, grandchildren, parents, step-parents, grandparents, siblings, and parents- children-and siblings-in-law).

•                                          Anyone else the Ethics Office has designated as a connected person.

This is not an exclusive list and a connected person may include, for example, immediate family members who live with you but whom you do not financially support, or whom you financially support, or who financially support you but do not live with you. If you have any doubt as to whether a person would be considered a connected person under this Policy, contact your local Ethics Office.

Covered Securities

Covered securities include securities in which you or, where applicable, any connected person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such securities, including:

•                                          Shares of stock (of both public and private companies)

•                                          Government securities unless listed as a Non-Covered Security

•                                          Corporate and municipal bonds

•                                          Convertible bonds

•                                          Shares of FIL funds and FMR funds unless listed as a Non-Covered Security

•                                          Shares of open-ended funds that are non-FIL funds unless an Approved Fund

•                                          Shares in Exchange Traded Funds (ETFs)

•                                          Shares in closed-end funds (including UK Investment Trusts)

•                                          Options and futures on securities and securities indices

•                                          Single stock futures

•                                          Exchange traded currency derivatives

•                                          Structured Products

•                                          Interests in a variable annuity in which any of the underlying assets are held in funds advised by FIL

•                                          Any other security not specifically listed as a Non-Covered Security

Non-Covered Securities

The following are not considered covered securities:

•                                          Shares of Approved Funds

•                                          Shares of money market funds (including where they are FIL funds and FMR funds)

•                                          National Savings Certificates issued by the Post Office of India

•                                          Money market instruments, such as certificates of deposit, banker’s acceptances and commercial paper

•                                          Currencies and derivatives thereof (unless they are traded on an exchange)

•                                          Commodities (such as agricultural products or metals), options and futures on commodities that are traded on a commodities exchange

•                                          Shares or other securities in FIL or its affiliates

•                                          U.S. Treasury securities

•                                          Obligations of U.S. Government agencies with remaining maturities of one year or less

•                                          Shares in residential co-operatives (i.e. condominium association shares)

•                                          Fixed annuities

FIL

FIL Limited and its subsidiaries.

FIL fund

Any fund, account or asset pool advised or sub-advised by FIL or an affiliate (other than an FMR fund), including FIL managed closed-end funds, such as UK Investment Trusts. Please note, however, that not all FIL funds are treated in the same way under this Policy.

FMR

FMR LLC and its subsidiaries.

FMR fund

Any fund, account or asset pool advised or sub-advised by FMR or an affiliate (other than a FIL fund).

FundsNetwork™

All Funds platforms operated by FIL.

FFB

FIL Fondsbank GmbH and its subsidiaries.

Hedge fund

Hedge fund investments are not permitted. Please contact your local Ethics Office for advice if you want to confirm whether a fund is considered a hedge fund or not.

Non-FIL fund

Any open-ended fund that is not a FIL fund or an FMR fund.

The online Ethics system

The link to the online FIL Code of Ethics system, supporting policies, procedures and fact sheets is https://www.coe.fil.com.

Trading Account

Trading accounts include any account which does or is intended to hold covered securities (including FIL and FMR funds) and which is in your name or control, including joint accounts.

Permissible Indices

Any official index which has a minimum of 30 components with no one component representing more than 25% of the index at the time of purchase.

Web-Based Fact Sheets

Throughout the Policy there are references to web-based fact sheets which contain additional detail on some of the policies and key concepts of the Policy. These fact sheets are available on the online Ethics system (https://www.coe.fil.com).

www.coe.fi